EXHIBIT 99.2





                             Price Enterprises, Inc.

                             Pro Forma Balance Sheet

                                 March 31, 1998
                                   (Unaudited)


The following unaudited pro forma balance sheet has been presented as if the acquisitions of the Sacramento Office Complex and San Diego Self Storage, (collectively, the "Properties") occurred on March 31, 1998. The unaudited pro forma balance sheet should be read in conjunction with the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998. In management's opinion, all adjustments necessary to reflect the acquisitions of the Properties and related significant transactions have been made. The unaudited pro forma condensed balance sheet is not necessarily indicative of what the actual financial position would have been at March 31, 1998, nor does it purport to present the future financial position of the Company.



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


                             Price Enterprises, Inc.

                             Pro Forma Balance Sheet

                                 March 31, 1998
                                   (Unaudited)



                                              The                        The
                                            Company     Pro Forma      Company
                                           Historical  Adjustments    Pro Forma
                                           -------------------------------------
                                                      (In Thousands)

Assets
Real estate assets, net                    $ 352,006   $  53,301 (a)   $ 405,307
Other assets                                  57,386     (23,776)(a)      33,610
                                           ---------   ---------       ---------
                                           $ 409,392   $  29,525       $ 438,917
                                           =========   =========       =========

Liabilities and Stockholders' Equity
Liabilities                                $   3,066   $  29,525 (a)   $  32,591

Stockholders' Equity                         406,326        --           406,326
                                           ---------   ---------       ---------
                                           $ 409,392      29,525       $ 438,917
                                           =========   =========       =========



See accompanying pro forma adjustments.


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


                             Price Enterprises, Inc.

                     Pro Forma Adjustments to Balance Sheet

                                 March 31, 1998
                                   (Unaudited)


(a) Record the acquisitions of the Properties from operating cash, draws from the Company's unsecured line of credit and assumption of secured loan as follows:

                                                                    Paid from
                                                          --------------------------------
Acquisition                                                          Line of        Loan
   Date           Property Name              Cost         Cash        Credit       Assumed
-----------  -------------------------       ----         ----        ------       -------
                                                                   (In Thousands)
  1998
  ----
May 1        Sacramento Office Complex      $35,551      $20,976      $14,575       $   --
May 26       San Diego Self Storage          17,750        2,800        6,000        8,950
                                            -------      -------      -------       ------
                                            $53,301      $23,776      $20,575       $8,950
                                            =======      =======      =======       ======



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